UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Under § 240.14a-12

GRANITE FALLS ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2012 ANNUAL MEETING OF MEMBERS

To Be Held On: Thursday, March 22, 2012

To our members:

The 2012 Annual Meeting of Members (the “2012 Annual Meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 22, 2012, at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2012 Annual Meeting will commence at 9:00 a.m. The purposes of the meeting are to:

•	Elect three (3) Governors to serve on the Company's Board of Governors. The three (3) elected Governors will serve until the 2015 Annual Meeting of Members and until their successors are elected;

•	Transact such other business as may properly come before the 2012 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or how to vote in person at the meeting, please call the Company at (320) 564-3100.

Only members listed on the Company's records at the close of business on February 24, 2012 are entitled to notice of the 2012 Annual Meeting and to vote at the 2012 Annual Meeting and any adjournments thereof. For your proxy card to be counted in advance of the meeting, it must be received by the inspector of elections, Christianson & Associates, PLLP, 302 SW 5th Street, Willmar, MN 56201, no later than 5:00 p.m. on Wednesday, March 21, 2012.

All members are cordially invited to attend the 2012 Annual Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Christianson & Associates, Attention: Christina Parsley, at (320) 235-5962 or mail it to Christianson & Associates, PLLP, Attention: Christina Parsley, at 302 SW 5th Street, Willmar, MN 56201, using the enclosed envelope.

By order of the board of governors,

/s/ Paul Enstad

PAUL ENSTAD
Chairman

Granite Falls, Minnesota
February 24, 2012

Granite Falls Energy, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

Proxy Statement
Annual Meeting of Members
Thursday, March 22, 2012

The enclosed proxy is solicited by the board of governors of Granite Falls Energy, LLC (the “Company”, “we”, “us”, “our”) for use at the 2012 Annual Meeting of members of the Company to be held on Thursday, March 22, 2012 (the “2012 Annual Meeting”), and at any adjournment thereof. The 2012 Annual Meeting will be held at Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2012 Annual Meeting will commence at approximately 9:00 a.m.

This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about February 24, 2012.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the 2012 Annual Meeting: this section provides answers to frequently asked questions regarding the purpose of the Annual Meeting and meeting procedures.

•	Proxy Proposals: this section provides information and detailed explanation of the proposals to be voted on at the 2012 Annual Meeting.

•	Required Information: this section provides information that is required by law to be included in the Company's Proxy Statement, which has not been included in Sections I and II.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:
The board of governors is soliciting your proxy to vote at the 2012 Annual Meeting because you were a member of the Company at the close of business on February 24, 2012, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	You are voting on one proposal:

Proposal 1: The election of three governors. The following persons have been nominated by the nominating committee to fill the three open seats on the board of governors: Paul Enstad, Marten Goulet, Rod Wilkison and Paul Wilson. Detailed information on each nominee is provided below at “SECTION II - PROPOSALS TO BE VOTED ON, ELECTION OF GOVERNORS.” The board of governors believes all four of the nominees are well qualified to serve as a governor of the Company and is not recommending any group of three particular nominees for election as governors.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What is the voting requirement for the proposal?

A:
Proposal 1: In the election of governors, the three nominees receiving a plurality vote of the membership units will be elected, however, the units owned by Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. Therefore, the three nominees receiving the greatest number of votes will be elected as governors regardless of whether an individual nominee receives a majority of the votes cast.

Q:	How many membership units are outstanding?

A:
On February 24, 2012, there were 30,606 membership units outstanding. Of the 30,606 outstanding membership units, the units owned by Fagen, Inc. are excluded in determining the outcome of the plurality vote for purposes of the election of governors. However, units owned by Fagen, Inc. may be included when determining whether a quorum is present and with regard to all other non-election items brought before the members. Fagen, Inc. owns a total of 3,925 membership units. Accordingly, only 26,681 membership units are permitted to vote in our election of governors.

Q:    What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will be handled as follows:

Proposal 1: Abstentions for Governor elections will not be counted either for or against any nominee because Governors are elected by plurality vote, meaning that the person receiving the most votes will be elected.

Q:    What constitutes a quorum?

A:
As of the record date, we had 30,606 membership units issued and outstanding. The presence of members holding 40 percent of the total outstanding membership units constitutes a quorum. Accordingly, we need 12,243 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2012 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

•
Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2012 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2012 Annual Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Christianson & Associates, Attention: Christina Parsley, at (320) 235-5962. If you sign and return the proxy card without specifying any choices, your membership units will not be voted FOR any of the nominees.

•	In person at the 2012 Annual Meeting. All members may vote in person at the 2012 Annual Meeting.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•	Voting in person at the 2012 Annual Meeting; or

•	Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Wednesday, March 21, 2012.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices on the proxy card, then the proxy will not vote your units FOR any of the nominees. You may wish to vote for only one or two of the governor nominees. In this case, your vote will only be counted for the governor candidates you have selected. If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate, your votes will not be counted with respect to the governor candidate for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2012 Annual Meeting.

If any other matters are properly presented to the 2012 Annual Meeting for action, the Proxy will vote the proxy cards (which confer discretionary authority to vote on such matters) in accordance with his best judgment.

Q:    Do I have dissenters' rights to any matter acted upon during the Annual Meeting?

A:
No. The election of governors is not a circumstance in which the Minnesota Limited Liability Company Act or the Company's member control agreement provides members with dissenters' rights. Pursuant to the Minnesota Limited

Liability Company Act, dissenters' rights are available to members under the following circumstances: (1) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (2) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (3) a plan of merger; (4) a plan of exchange; (5) a plan of conversion; or (6) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. In addition, the Company's member control agreement does not provide for any dissenters' rights for our members.

Q:    Who can attend the 2012 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2012 Annual Meeting.

Q:	What is the record date for the 2012 Annual Meeting?

A:	February 24, 2012.

Q:	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q:	How do I nominate a candidate for election as a governor at next year's annual meeting?

A:
Three governor positions will stand for election at the 2013 Annual Meeting. Nominations for governor positions are made by a nominating committee appointed by the Board. In addition, a member may suggest to the nominating committee a candidate for governor by following the requirements of Rule 14a-11 under the Securities and Exchange Act of 1934. Written notice of a member's intent to nominate an individual for governor must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting. These procedures are described in greater detail below in the question “When are member proposals and governor nominations due for the 2013 annual meeting?”

Q:    What is a member proposal?

A:
A member proposal is your recommendation that the Company and/or the board of governors take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals for the 2013 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals and governor nominations due for the 2013 Annual Meeting?

A:
We intend to hold our 2013 Annual Meeting during the last half of March 2013. In order to be considered for inclusion in next year's proxy statement, member proposals submitted pursuant to the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934. Generally, member proposals and governor nominations must be submitted in writing to the Company by October 24, 2012. The Company suggests that proposals for the 2013 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who wish to nominate a governor candidate or make a member proposal pursuant to the requirements of the Securities and Exchange Act of 1934, must file the required notice on Schedule 14N no earlier than September 24, 2012 and no later than October 24, 2012 and follow the other requirements of Rule 14a-11.

Members who intend to present a proposal at the 2013 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than January 9, 2013. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2013 annual meeting by January 9, 2013, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:    Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

•	Changes in the availability and price of corn and natural gas;
•	Changes in our business strategy, capital improvements or development plans;
•	Results of our hedging transactions and other risk management strategies;
•	Our ability to profitably operate the ethanol plant and maintain a positive spread between the selling price of our products and our raw material costs;
•	Ethanol supply exceeding demand; and corresponding ethanol price reductions;
•	Changes in the environmental regulations that apply to our plant operations and changes in our ability to comply with such regulations;
•	Our ability to generate sufficient liquidity to fund our operations, any debt service requirements and any capital expenditures;
•	Changes in plant production capacity or technical difficulties in operating the plant;
•	Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries;
•	Lack of transport, storage and blending infrastructure preventing ethanol from reaching high demand markets;
•	Changes in federal and/or state laws ;
•	Changes and advances in ethanol production technology;
•	Effects of mergers, consolidations or contractions in the ethanol industry;
•	Competition from alternative fuel additives;
•	The development of infrastructure related to the sale and distribution of ethanol;
•	Our inelastic demand for corn, as it is the only available feedstock for our plant;
•	Our ability to retain key employees and maintain labor relations; and
•	Volatile commodity and financial markets.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
ELECTION OF TWO GOVERNORS

Eight (8) elected governors and one (1) appointed governor comprise our board of governors. The eight elected governor positions are currently divided into three classes. Three governors are to be elected by the members at the 2012 Annual Meeting and the terms of the remaining elected governors expire in either 2013 or 2014. The Company's current elected governors and their respective terms are as follows:

Term Expires 2012	Paul Enstad Dennis Wagner Rod Wilkison	Class II Governor Class II Governor Class II Governor
Term Expires 2013	Dean Buesing Julie Oftedahl-Volstad Myron Peterson	Class III Governor Class III Governor Class III Governor
Term Expires 2014	Shannon Johnson David Thompson	Class I Governor Class I Governor

At the 2009 annual meeting Dennis Wagner was elected and Rod Wilkison was re-elected to serve three year terms until the 2012 annual meeting. At the 2010 annual meeting Paul Enstad was re-elected to serve until the 2012 annual meeting, and Dean Buesing, Julie Oftedahl-Volstad, and Myron Peterson were re-elected to serve until the 2013 annual meeting. At the 2011 annual meeting, Shannon Johnson and David Thompson were elected to serve a three-year term until the 2014 annual meeting.

The nominating committee of the board of governors has nominated Paul Enstad, Marten Goulet, Rod Wilkison and Paul Wilson as nominees for the 2012 annual board of governors election. Two of these governors, Paul Enstad and Rod Wilkison, are incumbent nominees. Dennis Wagner has decided to allow his term to expire without seeking reelection.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2012 Annual Meeting:

Name	Age	Year First Became a Governor (if applicable)	Term Expires (if applicable)
Paul Enstad	52	2000	2012
Marten Goulet	32	n/a	n/a
Rod Wilkison	57	2006	2012
Paul Wilson	57	n/a	n/a

Biographical Information for Nominees

Paul Enstad - Age 52, At-Large Governor, Chairman of the Board of Governors and nominee. Mr. Enstad has served on the board of governors of the Company since its inception and is currently a member of the Company's Audit Committee. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company, for 15 years until 2011.

Marten Goulet - Age 32, Governor Nominee. Mr. Goulet is a Relationship Manager in the Wells Fargo Regional Commercial Banking Office (RCBO). Based in St. Paul, MN he is responsible for managing relationships and providing financial services to companies with annual revenues of $20 million to $1 billion, including manufacturing, wholesaling, and service-related industries. Since joining Wells Fargo in 2005, Mr. Goulet has worked as a financial analyst, loan consultant and relationship manager. Mr. Goulet received his B.A. in Finance from Bemidji State University and his M.B.A. in Accounting from the University of St. Thomas in St. Paul.

Rod Wilkison - Age 57, At-Large Governor, Vice Chairman of the Board of Governors and nominee. Mr. Wilkison was initially appointed to an at-large board seat in December 2006 and elected as an at-large governor in 2007. Mr. Wilkison has served as a member of the Audit Committee since being elected as an at-large governor in 2007. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor.

Paul Wilson - Age 57, Governor Nominee. Mr. Wilson has operated his family's farm since 1975. His son has recently joined the farming operation. Mr. Wilson has been vice president of F&M Bank Minnesota since 1999. He has served on numerous boards including: Regional Economic Development Loan Board, President of Clarkfield Lutheran Church, President of the Lions Club and member of the Clarkfield Area Charter School Board. From 2005-2009 Mr. Wilson was a member of the Board of Governors of Golden Oval Eggs, LLC, in Renville, MN. While a governor of Golden Oval Eggs, LLC he served on the nominating and strategic planning and audit committees along with being secretary/treasurer. Mr. Wilson is a Minnesota Certified Risk Management Consultant.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The three nominees receiving the greatest number of votes will be elected as governors. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD BELIEVES ALL OF THE NOMINEES ARE WELL QUALIFIED TO SERVE AS A GOVERNOR OF THE COMPANY AND DOES NOT RECOMMEND ANY PARTICULAR GROUP OF THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2012 ANNUAL MEETING.

SECTION III - REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Shannon Johnson - Age 50 At-Large Governor. Mr. Johnson has served on the board of governors of the Company since its inception.  Mr. Johnson has been farming in eastern Yellow Medicine County since 1979. He produces corn, soybeans and sugar beets. He is co-owner and secretary of a farrow to finish swine operation and currently serves as the Hazel Run Township clerk. He is a Yellow Medicine County Corn Growers Board member and a Soybean Growers member.

David Thompson - Age 62, At-Large Governor. Mr. Thompson was designated in November 2009 by the Company's at-large governors to serve as the Company's at-large alternate governor to act in the absence of an at-large governor. For the past five years, Mr. Thompson has been president of Flolo-Thompson, Inc., a consulting firm serving value added agricultural plants in the design, development and operation of their business. Much of Mr. Thompson's consulting work focuses on transportation, logistics and marketing. Mr. Thompson is a graduate of the University of Minnesota. Prior to founding Flolo-Thompson, Inc., Mr. Thompson worked in varying capacities for Cargill, Bunge Corporation and the Burlington Northern Railway.

Julie Oftedahl-Volstad - Age 57, At-Large Governor, Secretary. Ms. Oftedahl-Volstad has served on the board of governors of the Company since its inception and is currently a member of the Company's Audit Committee. She has been farming along the Yellow Medicine River near Hanley Falls, Minnesota since 1978 on a farm homesteaded in 1873 by her great-great-grandfather. She farms in partnership with her three brothers, principally growing corn, soybeans, and wheat. She and her husband, Elmo, have five children. She has a degree in Sociology from Southwest Minnesota State University. She is an active member of Yellow Medicine Lutheran Church and currently serves on the church council. She is also on the board of Neighbors United Resource Center, a support organization.

Dean Buesing - Age 59, At-Large Governor. Mr. Buesing and his brother have been farming near Granite Falls since 1973, raising corn and soybeans. Since 1980, he has served as president of Buesing Farms, Inc. He is also President of Buesing, Buesing, LLC, which is a farming operation formed in 2006. Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota from 1998 to 2002. Minnesota Corn Processors, LLC was bought by Archer Daniels Midland in 2002. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee. Mr. Buesing is currently a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was also a director and treasurer of Yellow Medicine Soybean Growers. He is also currently a member of the Minnesota Soybean and Corn Growers Associations.

Myron D. Peterson - Age 67, At-Large Governor. Mr. Peterson was designated in 2000 by our at-large governors as our at-large alternate generally to act in the absence of an at-large governor. He was elected to the Board of Governors as an at-large governor in March of 2010. He farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1972, growing approximately 3,300 acres of corn and soybeans in western Renville County, Minnesota. Mr. Peterson served nine years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council. He has been a supervisor for Hawk Creek Township for the past 34 years and County Township secretary-treasurer for Renville County for 31 years.

Steve Core - Age 62, Fagen, Inc., Appointed Governor. In January 2010 Fagen, Inc. appointed Mr. Core to fill its appointed seat on the board of governors. Mr. Core serves at the pleasure of Fagen, Inc. Mr. Core first became a governor in November 2002 and was reappointed to the board of governors in January 2010. Mr. Core has over 30 years of agricultural business management experience. For the past nine years, Steve has served in market development, in connection with new ethanol plant construction for Fagen, Inc. Prior to that, he served as general manager of a 44 million gallon per year ethanol production facility in Minnesota. Mr. Core will serve indefinitely as a director on our board of directors at the pleasure of Fagen Inc., so long as Fagen Inc. continues to own 5% or more of the outstanding Granite Falls Energy, LLC membership units. Mr. Core also serves as a director for Golden Grain Energy, LLC, a publicly reporting company, Little Sioux Corn Processors, LLC and Heron Lake BioEnergy, LLC.

Dennis Wagner - Age 60, At-Large Governor. Mr. Wagner was elected to the board of governors in 2009. For the past five years, Mr. Wagner has been owner and president of Wagner Construction, Inc., a highway and heavy contractor specializing in sewer, water, grading and logging operations in South International Falls, Minnesota. He has also been president of Wagner Logging since 1974. Mr. Wagner has been president of Logs-R-Us since 1988 and president of Recreational Land Developers since 2005. From 1980 to 1984, Mr. Wagner was vice president of Derden Forest Products. From 1993 to 2003, he was president of Nagurski Oil.

Martin Seifert - Age 39, Alternate At-Large Governor. Mr. Seifert was appointed as the Company’s alternate at-large governor in May 2011. Mr. Seifert has served as the executive director of the Avera Marshall Foundation at Avera Marshall Regional Medical Center since 2010. The Avera Marshall Foundation provides financial support for the Marshall Regional Medical Center hospital and long term care facility. Mr. Seifert has also been a Realtor with Real Estate Retrievers since 2010. Prior to joining the Avera Marshall Foundation and Real Estate Retrievers, Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995. Mr. Seifert currently resides in Marshall, Minnesota.

Biographical Information on Officers and Significant Employees

Tracey Olson-Age 45, Chief Executive Officer. Mr. Olson joined the Company in 2006 as an advisor to the board of governors. In December 2006, Mr. Olson was hired as the Company's Chief Executive Officer. Prior to that, Mr. Olson worked for Fagen Engineering, LLC of Granite Falls, Minnesota at various positions from 1996 to 2006. Mr. Olson's last position at Fagen Engineering, LLC was the vice president of electrical engineering, which he held for approximately one year. Prior to serving as the vice president of electrical engineering, Mr. Olson had been an electrical engineering department head. Mr. Olson resigned his position with the Company effective February 10, 2012.

Wayne Gordon - Age 66, Interim Chief Executive Officer. Mr. Gordon was appointed to the position of interim CEO on February 10, 2012, the effective date of Mr. Olson's resignation. Mr. Gordon has provided managing services as the general manager of several agricultural cooperatives. The last 13 years were focused on providing consulting and managing services to various agricultural and ethanol firms in the upper Midwest. Mr. Gordon is a graduate of the University of Minnesota and is active in the Gordon Family Farm operation located in Jackson and Nobles County, Minnesota.

Stacie Schuler - Age 39, Chief Financial Officer. Ms. Schuler joined the Company in July 2005 as Controller. In February 2006 Ms. Schuler was promoted to Chief Financial Officer for the Company. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 24, 2012, the following beneficial owners owned or held 5% or more of our outstanding membership units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE Watertown, SD 57201	4,525 Membership Units(1)	14.78%
Membership Units	Fagen, Inc.(2) 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241	3,925 Membership Units	12.82%

(1)	Includes 25 units owned by Madison Energy, LLC, a subsidiary of Glacial Lakes Energy, LLC.
(2)	Steve Core, a Granite Falls Energy governor, serves as a consultant to Fagen, Inc. and is considered a beneficial owner of these units.

SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES

As of our fiscal year ended October 31, 2011, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation. As of February 24, 2012, members of our board of governors, nominees to our board of governors and executive officers own membership units as follows:

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Paul Enstad(2)	125 Units	0.41%
Membership Units	Tracey Olson	20 Units	0.07%
Membership Units	Stacie Schuler	5 Units	0.02%
Membership Units	Julie Oftedahl-Volstad(3)	71 Units	0.23%
Membership Units	Shannon Johnson(4)	105 Units	0.34%
Membership Units	Myron Peterson(5)	60 Units	0.20%
Membership Units	Rod Wilkison	56 Units	0.18%
Membership Units	Dave Thompson	5 Units	0.02%
Membership Units	Steve Core(6)	3,925 Units	12.82%
Membership Units	Dean Buesing(7)	550 Units	1.8%
Membership Units	Dennis Wagner	1,284 Units	4.2%
Membership Units	Martin Seifert	0 Units	—%
Membership Units	Wayne Gordon(8)	0 Units	—%
	TOTAL	6,206 Units	20.28%

(1)	The address of each individual is in care of us at 15045 Highway 23 S.E., Granite Falls, Minnesota 56241-0216.

(2)	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.

(3)	Includes 20 units owned by Oftedahl Partners and 1 unit owned by W.I.T.S. Ms. Oftedahl-Volstad is a 25% owner of both entities.

(4)	Includes 5 units owned jointly with Willis Johnson, Shannon Johnson's father.

(5)	Includes 50 units owned by Peterson Partners, of which Mr. Peterson is a partner.

(6)	Units are owned by Fagen, Inc. Mr. Core is an employee of Fagen, Inc. currently working as a project developer.

(7)	Includes 250 units owned directly through Dean J. Buesing Revocable Living Trust and 300 units owned indirectly through Barbara J. Buesing Revocable Living Trust with his wife.

(8)	Tracey Olson served as the Company's CEO until his resignation became effective on February 10, 2012. At that time Wayne Gordon was appointed by the board to serve as the Company's Interim CEO.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2011.

BOARD OF GOVERNORS' MEETINGS AND COMMITTEES

The board of governors generally meets once per month. The board of governors held 12 regularly scheduled meetings and 4 special meeting during the fiscal year ended October 31, 2011. All governors attended at least 75% of the meetings of the board of governors during the fiscal year ended October 31, 2011.

The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company's website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors' attendance at annual meetings. Last year all of our governors attended the Company's annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officer.

Governor Independence Standards

In determining independence, the board reviews whether governors have any material relationship with the Company. The board considers all relevant facts and circumstances. In assessing the materiality of a governor's relationship to the Company, the board considers the issues from the governor's standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.

For a portion of fiscal year ended October 31, 2011 all of our governors, except for Mr. Enstad, were independent, as defined by NASDAQ Rule 4200 and 4350. During part of our fiscal year ended October 31, 2011, Mr. Enstad served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company and the cooperative from which the Company procures its corn. The position Mr. Enstad held at the Farmers Cooperative Elevator Company precluded him from meeting the independence standards defined by NASDAQ Rule 4200 and 4350. However, in July 2011 Mr. Enstad resigned from the board of the Farmers Cooperative Elevator Company and is no longer precluded from meeting the the independence standards defined by NASDAQ Rule 4200 and 4350.

Code of Ethics

The board of governors has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and governors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Granite Falls Energy, LLC, 15045 Highway 23 S.E., Granite Falls, Minnesota, 56241-0216.

Audit Committee

The Audit Committee of the board of governors operates under a charter adopted by the board of governors in Fall 2005. Our audit committee charter is available on our website at www.granitefallsenergy.com. Under the charter, the Audit Committee must have at least three members. Our audit committee members are Paul Enstad, Julie Oftedahl-Volstad and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. The Audit Committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Under NASDAQ rules 4200 and 4350, a majority of our Audit Committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. In addition, our Audit Committee charter requires a majority of our committee members to be independent. A majority of the members of our Audit Committee are independent as required by our Audit Committee charter.

During our fiscal year ended October 31, 2011, Mr. Enstad served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company and the cooperative from which the Company procures its corn. The position Mr. Enstad held at the Farmers Cooperative Elevator Company precludes him from meeting the independence standards defined by NASDAQ Rule 4200 and 4350. However, in July 2011 Mr. Enstad resigned from the board of the Farmers Cooperative Elevator Company and is no longer precluded from meeting the the independence standards defined by NASDAQ Rule 4200 and 4350.

Rod Wilkison serves as our Audit Committee financial expert. Mr. Wilkison's experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the Audit Committee's financial expert. Mr. Wilkison is independent within the definition of independence provided by NASDAQ rules 4200 and 4350 and our Audit Committee charter.

The Audit Committee held 4 meetings during the fiscal year ended October 31, 2011. All of our Audit Committee members attended 100% of the audit committee meetings.

Audit Committee Report

The Audit Committee delivered the following report to the board of governors of the Company on January 26, 2012. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company's financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2011. The Audit Committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants the independent accountants' independence. The Audit Committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, and concluded that the provision of such services is compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P's independence.

Our audit committee members are Paul Enstad, Julie Oftedahl-Volstad and Rod Wilkison. The chairperson of the Audit Committee is Paul Enstad. Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2011.

Audit Committee
Paul Enstad, Chair
Julie Oftedahl-Volstad
Rod Wilkison

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P., as independent registered public accountants for the fiscal year November 1, 2011 to October 31, 2012. A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P., is expected to be present at the 2012 Annual Meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended October 31, 2011, and fiscal year ended October 31, 2010 are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2011	$98,000
	2010	$102,500
Tax Fees(2)	2011	$19,300
	2010	$24,400
All Other Fees(3)	2011	$21,900
	2010	$10,900

(1)
The audit fees were incurred for the audit of the Company's annual financial statements included within Form 10-K and review of the financial statements included in the Company's quarterly reports on Form 10-Q, as well as services in connection with other statutory and regulatory filings or engagements for the fiscal years ended October 31, 2011 and 2010.

(2)
The tax fees were billed for services rendered for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return and associated K-1's.

(3)	The other fees were billed for services rendered for the Renewable Identification Number (RINs) agreed-upon procedures, as well as other financial and tax related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The nominating committee operates under a charter adopted by the board of governors in August 2007. We amended our nominating committee charter in August 2011 to require the committee to consist of four members and include two members who served on the nominating committee during the previous nominating committee cycle. Our nominating committee charter is available on our website at www.granitefallsenergy.com. Under the charter, the nominating committee must have at least three members. Dean Buesing, Shannon Johnson, Mickey Peterson, Brad Strootman, and David Thompson currently serve as the Company's nominating committee. The chairperson of the nominating committee is Brad Strootman, who is not a member of our board of governors.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent under the NASDAQ definition of independence. In addition, our nominating committee charter requires a majority of our committee members to be independent. Each member of our nominating committee is independent under our nominating committee charter.

Subsequent to the fiscal year end, our nominating committee held two meetings for the purpose of selecting nominees for the election of governors at the 2012 Annual Meeting. All of our nominating committee members attended each of the nominating committee meetings.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees;

•	Fill vacancies on the board of governors; and

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts with the Company;

•	Examples or references that demonstrate a candidates integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

Pursuant to the nominating committee's charter, the nominating committee may consider potential governor candidates recommended by members. Company members may submit recommendations for candidates to the Chairman of the nominating committee. All nominations must be submitted in writing along with a completed nominee questionnaire which includes the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations for the election of governors at the 2013 Annual Meeting must be received by the Company no later than October 24, 2012.

The nominating committee of the board of governors has nominated Paul Enstad, Marten Goulet, Rod Wilkison and Paul Wilson as nominees for the 2012 annual board of governors election. Two of these governors, Paul Enstad and Rod Wilkison, are incumbent nominees. Dennis Wagner has decided to allow his term to expire without seeking reelection.

Compensation Committee

The entire board of governors serves as the Company's compensation committee. The compensation committee has the overall responsibility for approving and evaluating the Company's governor and executive compensation plans, policies and programs. The compensation committee does not delegate any of its authority or obligations; however, the compensation committee does consider recommendations from the board of governors' three member executive committee. Neither the Company nor the compensation committee has historically engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where either the Company or the compensation committee felt it was warranted or appropriate. The board of governors carried out its function as a compensation committee during two meetings held in the fiscal year ended October 31, 2011.

The compensation committee does not operate under a charter. The compensation committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2013 Annual Meeting of Members must be received by the Company no later than October 24, 2012. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. The Company suggests that the proposal be submitted by certified mail - return receipt requested.

Members who intend to present a proposal at the 2013 Annual Meeting of members without including such proposal in the Company's Proxy Statement must provide the Company notice of such proposal no later than January 9, 2013. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If the Company does not receive notice of a member proposal intended to be submitted to the 2013 Annual Meeting by January 9, 2013, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2013 Annual Meeting by January 9, 2013, then the person named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

GOVERNOR NOMINATIONS

Nominations for the election of Governors may also be made by any member entitled to vote generally in the election of Governors. The nominations for our next annual meeting must be received by our secretary on October 24, 2012. The proposal must be in accordance with the provision of Rule 14a - 11 promulgated by the SEC under the Exchange Act. The Company suggests that governor nominations for the 2013 Annual Meeting of members be submitted by certified mail-return receipt requested. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the governors of the board, officers, or key employees of the Company. We consider all of our at-large governors other than Messrs. Seifert, Thompson, Wagner and Wilkison to be our founders and promoters. We do not consider our appointed governor to be one of our founders and promoters. Over the past five years we have engaged in the following transaction with our promoters and their affiliates:

Corn Storage and Grain Handling Agreement.

In October 2003 we entered into, and subsequently renegotiated in 2009, a corn storage and grain handling agreement with Farmers Cooperative Elevator Company, one of our members. We purchase all of our corn from Farmers Cooperative Elevator Company. The price at which we purchase our corn is the bid price the member establishes for the plant plus a per bushel procurement fee. For the fiscal year ended October 31, 2011, we had purchased approximately $118,500,000 worth of corn from Farmers Cooperative Elevator Company for use in our operations. Farmers Cooperative Elevator Company owns a total of 650 units.

Mr. Enstad, the chairman of our board of governors, was also a member of the board of directors of Farmers Cooperative Elevator Company during a portion of our fiscal year ended October 31, 2011. Mr. Enstad did not participate in any of our decisions regarding Farmers Cooperative Elevator Company while he was also on the board of Farmers Cooperative Elevator Company because this presents a potential or an actual conflict of interest for Mr. Enstad.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the “executive officers”.

The compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees.

The compensation committee:

(1)	establishes and administers a compensation policy for senior management;

(2)	reviews and approves the compensation policy for all or our employees other than senior management;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

In determining the Chief Executive Officer's compensation, the committee considers evaluations prepared by the directors. From time to time, the compensation committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for other managers or to fulfill administrative duties.

The compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives.  The compensation committee ensures that the total compensation paid to the named Chief Executive Officer is fair, reasonable and competitive.

The compensation committee receives input from the Chief Executive Officer on his personal performance achievements and that of the employees who report to them.  This individual performance assessment determines a portion of the annual compensation for the Chief Executive Officer.

The compensation committee does its own performance review of the Chief Executive Officer.  The compensation committee annually evaluates the performance of our Chief Executive Officer in light of the Company's goals and objectives and determines and approves the executive's compensation level based on this evaluation.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The compensation committee is responsible for determining the nature and amount of compensation for the Company's executive officers. The compensation committee receives input from the Chief Executive Officer on the personal performance achievements of the executives and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each manager. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to him, which the committee considers when making executive compensation decisions.

The compensation committee does its own performance review of the Chief Executive Officer. The compensation committee annually evaluates the performance of our Chief Executive Officer and determines and approves the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the compensation committee will consider all relevant factors, including the Company's performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present at either compensation committee level deliberations concerning his compensation.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

In addition to the base salaries, the Board approved a bonus payable to all our employees. For our 2011 fiscal year, the amount of the bonus was approximately 12% of our employees' base wages, except the Chief Executive Officer. For our Chief Executive Officer, the amount of the bonus was approximately 19% of his base wages. For the purpose of our bonus calculation, base wages include all regular, PTO and holiday pay. We believe that the bonuses paid to our employees are reasonable and well justified.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the board of governors determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Compensation Committee
Paul Enstad, Chair
Dean Buesing
Steve Core
Shannon Johnson
Julie Oftedahl-Volstad
Myron Peterson
David Thompson
Dennis Wagner
Rod Wilkison

Summary Compensation Table

Tracey Olson is currently serving as our Chief Executive Officer (“CEO”). Stacie Schuler is our Chief Financial Officer (“CFO”).

The following table sets forth all compensation paid or payable by the Company to our principal officers and significant employees during the fiscal years ended October 31, 2011 and 2010, respectively. As of February 24, 2012, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)(2)	Total
Tracey Olson, CEO	2011	$120,702	$26,800	$15,245	$162,747
	2010	$114,866	$10,000	$14,135	$140,945
Stacie Schuler, CFO	2011	$83,229	$14,720	$4,463	$102,412
	2010	$80,008	$5,863	$4,697	$90,569

(1)	Mr. Olson's other compensation includes compensation related to paid time off, vacation and personal use of a company vehicle.

(2)    Ms. Schuler's other compensation includes compensation related to paid time off and vacation.

Governor Compensation

In October 2004, our board of governors approved the Company's governor compensation policy. The policy provides for payment to governors of a monthly stipend plus a fee based on attendance at board and committee meetings. We currently pay our governors as follows: $1,000 per month to the chairman and secretary/treasurer and $750 per month to all other governors plus an additional $100 for attending meetings, including regular board meetings, of greater than one-half day in length; $50 for attending meetings less than one-half day in length; and $50 for attendance at meetings by conference call.

For Fiscal Year 2011, the Governors have received the following compensation:

Governor	Fiscal Year	Fees Earned or Paid in Cash(1)($)	Additional Compensation(2) ($)	Total Compensation ($)
Paul Enstad	2011	$19,325	$183	$19,508
Julie Oftedahl-Volstad	2011	$19,450	$775	$20,225
Dean Buesing	2011	$14,925	$824	$15,749
Shannon Johnson	2011	$14,150	$262	$14,412
Myron Peterson	2011	$14,350	$138	$14,488
Fagen, Inc.	2011	$11,600	$1,340	$12,940
Ken Berg	2011	$4,500	$302	$4,802
Rod Wilkison	2011	$15,025	$981	$16,006
David Thompson	2011	$14,150	$1,509	$15,659
Dennis Wagner	2011	$12,075	$4,743	$16,818
Martin Seifert	2011	$4,000	$75	$4,075

(1)
Includes a monthly stipend plus a fee based on attendance at board and committee meetings. We pay our governors as follows: $1,000 per month to the chairman and secretary/treasurer and $750 per month to all other governors plus an additional $100 for attending meetings, including regular board meetings, of greater than one-half day in length; $50 for attending meetings less than one-half day in length; and $50 for attendance at meetings by conference call.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2011, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 24, 2012. The 2011 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC's internet site (www.sec.gov). Information about us is also available at our website at www.granitefallsenergy.com, under “SEC Compliance,” which includes links to reports we have filed with the Securities and Exchange Commission.

Granite Falls Energy, LLC	MEMBER NAME
2012 Annual Meeting - Thursday, March 22, 2012	NUMBER OF UNITS
For Unit Holders as of February 24, 2012	TELEPHONE NUMBER
Proxy Solicited on Behalf of the Board of Governors
Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card
PROPOSAL ONE: ELECTION OF THREE GOVERNORS You may vote for three (3) nominees by marking the “FOR” boxes.
4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Christina Parsley at 302 SW 5th St, Willmar, MN 56201. It must be received by Christianson & Associates no later than 5:00 p.m. on March 21, 2012.

	For	Abstain
Paul Enstad	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
Marten Goulet	☐	☐
Rod Wilkison	☐	☐
Paul Wilson	☐	☐

By signing this proxy card, you appoint Julie Oftedahl-Volstad, our Board Secretary, as Proxy to represent you at the 2012 Annual Meeting of the Members to be held on Thursday, March 22, 2012, at the Prairie's Edge Casino Resort, 5616 Prairie's Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 8:00 a.m. The 2012 Annual Meeting will commence at 9:00 a.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxy to take action in his discretion upon other matters that may properly come before the Meeting.

Please specify your choice for the election of three governors by marking the appropriate boxes above. The Proxy cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Wednesday, March 21, 2012, or by submitting the proxy card in person when registering at the Annual Meeting. Registration for the Annual Meeting will begin at 8:00 a.m. on Thursday, March 22, 2012 at the Prairie's Edge Casino Resort.

This proxy card, when properly executed, will be voted in the manner directed herein and authorizes the Proxy to take action in his discretion upon other matters that may properly come before the Meeting. If you do not mark any boxes, your units will not be counted FOR or ABSTAIN any nominees. If you choose only one (1) nominee, then the proxies will vote your units only for the nominee you chose. If you mark contradicting choices on the proxy card, such as both FOR and ABSTAIN for a candidate, your votes will not be counted with respect to the governor candidate for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2012 Annual Meeting.

You may revoke your proxy by: (1) Voting in person at the 2012 Annual Meeting; or (2) Giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Wednesday, March 21, 2012.

Signature:	Signature:
Date:	Date:
Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.

Granite Falls Energy, LLC
Charter of the Nominating Committee of the Board of Governors

Pursuant to Section 6.2(k) of the Operating and Member Control Agreement of Granite Falls Community Ethanol Plant, LLC, the Board of Governors (“Board”) of Granite Falls Energy, LLC (“Company”) and in accordance with other provisions therein, established a Nominating Committee (“Committee”) on this 23rd day of August, 2007.

I. Purpose

The Committee's role is to recommend candidates for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual member meetings.

II. Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities as it deems appropriate in its sole discretion. Additionally, the Committee shall have the authority to retain and terminate any search firm to be used to identify governor candidates, including the authority to approve the search firm's fees and other retention terms.

III. Composition

The Committee shall be comprised of at least four (4) members, one (1) of whom shall meet the independency qualification requirements set forth in Section V.A of this Charter with a minimum of two members having served during the previous nomination cycle. The Committee may at any time have not more than one (1) member, who is not a governor, serving as a Committee member. Each Committee member shall be elected by a majority vote of the at-large governors and shall individually meet the requirements as may be set by the Board from time to time. The Board may remove a Committee member, with or without cause, by a majority vote of the at-large governors, provided that the Board at all times assures the Committee maintains the requisite number and composition of Committee members herein provided. The Board appointees of Glacial Lakes, LLC or its successors and the Board appointee of Fagen, Inc. or its successors shall not be entitled to vote in the election or removal of Committee members described above and furthermore shall not be entitled to serve on the Committee.

Unless a Chairperson is appointed by the at-large governors, the members of the Committee may designate a Chairperson by a majority vote of the full Committee. The Chairperson shall govern all regular and special sessions of the Committee, be responsible for the scheduling of regular meetings, and set agendas for all such meetings. The Chairperson shall serve until the expiration of his or her term or until his or her resignation, retirement, or removal and a successor has been appointed. If the Chairperson is absent from a meeting, another member of the Committee shall serve as chairperson for the purposes of that meeting.

IV. Duties and Responsibilities

The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to ensure that the nominating process and procedures of the Committee are in accordance with all Company requirements. In carrying out its responsibilities, the Committee will perform the following functions:

1.
To identify, recruit, and evaluate candidates for Governor's positions on the Board and the committees thereof and to consider the performance of incumbent governors in determining whether to nominate them for re-election;

2.	To make recommendations to the Board concerning the composition of the Board, including its size and qualifications for membership;

3.	To develop a process to be used by the Committee in identifying and evaluating candidates for membership on the Board and the committees thereof;

(i)	The Committee may consider potential governor candidates recommended by members, provided that the proposed candidates satisfy any minimum qualifications of the Company for its governors.

(ii)	The Committee may identify prospective governors from any reasonable source, including, but not limited to, the consultation of third-party governor search services.

4.
To evaluate the participation and contribution of each governor coming to the end of his or her term before deciding whether to recommend re-election. The Committee may seek the views of other governors to assist them in this evaluation. The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already serving on the Board;

5.	To annually present to the Board a list of candidates recommended for election to the Board at the annual meeting of members;

6.	To present to the Board, as necessary, candidates for Committee membership and individuals recommended to fill vacancies that may occur on the Board; and

7.
To perform any other activities consistent with this Charter, the Company's Articles of Organization (as the same may be amended and/or restated and in effect from time to time), the Company's Operating and Member Control Agreement, and governing law, as the Committee or the Board deems necessary and appropriate.

V. Procedures and Eligibility Requirements

A. Independency Requirements

The Committee has adopted a policy of maintaining a partially independent nominating committee. For the purpose of carrying out such policy, a nominating committee candidate will NOT be considered independent if such individual:

1.
Receives any consulting, advisory, or other compensatory fees from the Company, other than Board or committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way upon continued service);

2.	Is an “affiliated person” of the Company, as herein defined;

The term affiliate means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

(i)	A person will be deemed not to be in control of the Company for purposes of this section if such person or entity:

•	Is not a beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company;

•	Is not an executive officer of the Company.

(ii)
The ownership requirement set forth in the previous subparagraph (i) does not create a presumption in any way that a person holding more than 10% of any class of the Company's voting equity securities controls or is otherwise an affiliate of the Company.

The following will also be deemed affiliates:

(i)	An executive officer of an affiliate;

(ii)	A governor who is also an employee of an affiliate;

(iii)	A general partner of an affiliate; and

(iv)	A managing member of an affiliate.

3.	Is an employee of the Company or any current subsidiary of the Company; or

4.
Has accepted or has an immediate family member who has accepted payments, during the immediately preceding calendar year, from the Company or any of its subsidiaries in excess of Sixty Thousand Dollars ($60,000), other than as compensation for Board or committee services, payments arising solely from investments in the Company's securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation or certain permitted loans; or

5.	Has an immediate family member who is employed, or has been employed within the preceding calendar year, by the Company or any of its subsidiaries as an executive officer; or

6.
Is or has an immediate family member who is a partner or controlling member/shareholder or executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient's consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs; or

7.
Is or has an immediate family member who is employed, or has been employed within the preceding calendar year, as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such other entity.

B. Qualification Requirements

In recommending candidates to the Board, the Committee shall consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. The types of criteria the Committee shall take into account when identifying and evaluating potential candidates, shall include, but is not limited to the following:

1.	The candidate's agricultural, business, legal, technical/engineering, accounting, and financial background and experience;

2.	The candidate's community or civic involvement;

3.
The candidate's independence from the Company and his or her lack of potential conflict(s) with the Company that cannot be handled by fully disclosing the candidate's interest in a given transaction or by abstaining from decisions of the board in which the candidate may have an interest. Candidates should not have, or appear to have, a conflict of interest that would unreasonably impair the candidate's ability to represent the interests of all of the Company's members or to fulfill the responsibilities of a governor;

4.
The candidate's reputation for integrity, honesty, and adherence to high ethical standards. Candidates should have demonstrated business acumen, experience, and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision making process of the Company; and

5.
The specific needs of the existing Board relative to any particular candidate so that the overall Board compensation reflects a mix of talents, experience, expertise, and perspectives appropriate to the Company's circumstances.

The re-nomination of existing governors shall not be automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Committee shall consider the existing governor's performance on the Board and on any committee on which such governor serves, which shall include attendance at Board and committee meetings and consideration of the extent to which such governor(s) undertook continuing education programs.

C. Submission Requirements

Company members may submit recommendations for candidates to the Chairman of the Committee. All nominations shall be submitted in writing, to Nominating Committee at Granite Falls Energy, LLC, 15045 Hwy 23 SE, P.O. Box 216, Granite Falls, MN 56241. Such submissions should include the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. For candidates to be considered for election at the next annual meeting, the recommendation must be received by the Company by November 1 or 120 calendar days prior to the date that the Company's proxy statement is released to unit holders in connection with such meeting, whichever is later. Candidate's properly submitted by members of the Company or members of the Committee shall be considered in the same manner as those submitted by third-party search firms to the Committee.

D. Meetings

The Committee shall meet at least two times annually. Additional meetings may occur as the Committee or its Chair deems advisable. The Committee will keep minutes at each of its meetings and such meeting minutes will be provided to the Board. Committee members will be furnished with copies of the minutes of each meeting. The Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board and set forth in the Operating and Member Control Agreement. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with any provision of this Charter, the Company's Operating and Member Control Agreement, and the laws of the State of Minnesota.